Pricing Supplement No. A26 dated November 25, 2025

(To Underlying Supplement No.1 dated April 26, 2024,

Product Supplement B dated April 26, 2024,

Prospectus Supplement dated April 26, 2024

and Prospectus dated April 26, 2024)

Registration Statement No. 333-278331 Rule 424(b)(2)

$4,553,810 Deutsche Bank AG Trigger Autocallable GEARS

Linked to an Unequally Weighted Basket due November 27, 2030

Investment Description

The Trigger Autocallable GEARS (the “Securities”) are unsecured and unsubordinated obligations of Deutsche Bank AG (the “Issuer”) with returns linked to the performance of an unequally weighted basket (the “Basket”) comprised of the EURO STOXX 50® Index, the Nikkei 225 Index, the FTSE® 100 Index, the Swiss Market Index and the S&P/ASX 200 Index (each, an “Underlying” and together, the “Underlyings”), each with the Basket Weight specified below. If the Basket Closing Value on the Observation Date is greater than or equal to the Autocall Barrier, the Securities will be automatically called, and the Issuer will pay you a Call Price equal to the Face Amount of the Securities plus a Call Return. No further payments will be made on the Securities once they have been automatically called, and you will not participate in any appreciation of the Basket if the Securities are automatically called.  If the Securities are not automatically called and the Basket Return is positive, the Issuer will pay the Face Amount of the Securities at maturity plus a return equal to the Basket Return multiplied by the Upside Gearing. If the Basket Return is zero or negative but the Final Basket Value is greater than or equal to the Downside Threshold, the Issuer will repay the Face Amount of the Securities at maturity. However, if the Final Basket Value is less than the Downside Threshold, the Issuer will pay you a cash payment at maturity that is less than the Face Amount, if anything, resulting in a percentage loss on the Face Amount of the Securities equal to the negative Basket Return. In this case, you will have full downside exposure to the Basket from the Initial Basket Value to the Final Basket Value, and will lose a significant portion, and possibly all, of your initial investment. Investing in the Securities involves significant risks. You may lose a significant portion or all of your initial investment. You will not receive any interest payments or dividends on the securities included in any Underlying. The Final Basket Value is observed relative to the Downside Threshold only on the Final Valuation Date, and the contingent repayment of principal feature applies only if you hold the Securities to maturity. Generally, the higher the Call Return on a Security, the greater the risk of loss on that Security. Any payment on the Securities, including any payment of the Face Amount at maturity, is subject to the credit of Deutsche Bank AG. If Deutsche Bank AG were to default on its payment obligations or become subject to a resolution measure, you might not receive any amounts owed to you under the Securities and you could lose your entire investment.

Features

❑ Automatic Call: If the Basket Closing Value on the Observation Date is greater than or equal to the Autocall Barrier, the Securities will be automatically called, and the Issuer will pay you a Call Price equal to the Face Amount of the Securities plus a Call Return. No further payments will be made on the Securities once they have been automatically called, and you will not participate in any appreciation of the Basket if the Securities are automatically called.

❑ Enhanced Growth Potential: If the Securities are not automatically called and the Basket Return is positive, the Issuer will pay the Face Amount of the Securities at maturity plus a return equal to the Basket Return multiplied by the Upside Gearing. The Upside Gearing feature will provide leveraged exposure to positive performance, if any, of the Basket.

❑ Downside Exposure with Contingent Repayment of Principal at Maturity: If the Securities are not automatically called and the Basket Return is zero or negative but the Final Basket Value is greater than or equal to the Downside Threshold, the Issuer will repay the Face Amount at maturity. However, if the Final Basket Value is less than the Downside Threshold, the Issuer will repay less than the Face Amount at maturity, if anything, resulting in a percentage loss on your investment equal to the negative Basket Return. You may lose a significant portion or all of your initial investment. Any payment on the Securities, including any payment of the Face Amount at maturity, is subject to the credit of Deutsche Bank AG.

Key Dates[1]
Trade Date:	November 25, 2025
Settlement Date:	November 28, 2025
Observation Date:	December 2, 2026
Call Settlement Date:	December 4, 2026
Final Valuation Date:	November 25, 2030
Maturity Date:	November 27, 2030
[1] The Observation Date, the Call Settlement Date, the Final Valuation Date and the Maturity Date are subject to postponement or early acceleration in the event of a change-in-law event. See “Terms of the Securities” on page PS-6 of this pricing supplement.

Notice to investors: The Securities are significantly riskier than conventional debt instruments. The Issuer is not necessarily obligated to repay the full Face Amount of the Securities at maturity, and the Securities may have the full downside market risk of the Basket. This market risk is in addition to the credit risk inherent in purchasing a debt obligation of the Issuer. You should not purchase the Securities if you do not understand or are not comfortable with the significant risks involved in investing in the Securities.

You should carefully consider the risks described under “Selected Risk Considerations” beginning on page PS–8 of this pricing supplement and “Risk Factors” beginning on page 10 of the accompanying product supplement, page PS–5 of the accompanying prospectus supplement and page 20 of the accompanying prospectus before purchasing any Securities. Events relating to any of those risks, or other risks and uncertainties, could adversely affect the market value of, and the return on, your Securities. You may lose a significant portion or all of your initial investment. The Securities will not be listed on any securities exchange.

Security Offering

We are offering Trigger Autocallable GEARS linked to an unequally weighted basket. The Initial Underlying Value of each Underlying is its Closing Value (as defined below) on the Trade Date. The Securities are offered at a minimum investment of $1,000 (100 Securities).

Underlying	Basket Weight	Initial Underlying Value	Call Return	Upside Gearing	Initial Basket Value	Autocall Barrier	Downside Threshold	CUSIP / ISIN
EURO STOXX 50® Index (SX5E)	40.00%	5,573.91	14.00%	1.65	100.00	100.00, which is 100% of the Initial Basket Value	75.00, which is 75% of the Initial Basket Value	25160U627 / US25160U6275
Nikkei 225 Index (NKY)	25.00%	48,659.52
FTSE® 100 Index (UKX)	17.50%	9,609.53
Swiss Market Index (SMI)	10.00%	12,771.63
S&P/ASX 200 Index (AS51)	7.50%	8,537.047

The Issuer’s estimated value of the Securities on the Trade Date is $9.538 per $10.00 Face Amount of Securities, which is less than the Issue Price. Please see “Issuer’s Estimated Value of the Securities” on page PS–2 of this pricing supplement for additional information.

By acquiring the Securities, you will be bound by and will be deemed irrevocably to consent to the imposition of any Resolution Measure (as defined below) by the competent resolution authority, which may include the write down of all, or a portion, of any payment on the Securities or the conversion of the Securities into ordinary shares or other instruments of ownership. If any Resolution Measure becomes applicable to us, you may lose some or all of your investment in the Securities. Please see “Resolution Measures” beginning on page 75 in the accompanying prospectus and “Resolution Measures and Deemed Agreement” on page PS–3 of this pricing supplement for more information.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Securities or passed upon the accuracy or the adequacy of this pricing supplement or the accompanying underlying supplement, product supplement, prospectus supplement or prospectus. Any representation to the contrary is a criminal offense.

The Securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other U.S. or foreign governmental agency or instrumentality.

	Price to Public	Discounts and Commissions(1)	Proceeds to Us
Per Security	$10.00	$0.25	$9.75
Total	$4,553,810.00	$113,845.25	$4,439,964.75
(1)	Deutsche Bank Securities Inc. (“DBSI”) and UBS Financial Services Inc (“UBS”) are the agents in connection with the sale of the Securities. DBSI, one of the agents for this offering, is our affiliate. The discounts and commissions indicated above do not include any profits that UBS, we or any of our or their respective affiliates expect to realize from hedging activities. For more information, please see “Supplemental Plan of Distribution (Conflicts of Interest)”in this pricing supplement.
UBS Financial Services Inc.	Deutsche Bank Securities

Issuer’s Estimated Value of the Securities

The Issuer’s estimated value of the Securities is equal to the sum of our valuations of the following two components of the Securities: (i) a bond and (ii) an embedded derivative(s). The value of the bond component of the Securities is calculated based on the present value of the stream of cash payments associated with a conventional bond with a principal amount equal to the Face Amount of Securities, discounted at an internal funding rate, which is determined primarily based on our market-based yield curve, adjusted to account for our funding needs and objectives for the period matching the term of the Securities. The internal funding rate is typically lower than the rate we would pay when we issue conventional debt securities on equivalent terms. This difference in funding rate, as well as discounts and commissions, if any, and the estimated cost of hedging our obligations under the Securities, reduces the economic terms of the Securities to you and is expected to adversely affect the price at which you may be able to sell the Securities in any secondary market. The value of the embedded derivative(s) is calculated based on our internal pricing models using relevant parameter inputs such as expected interest and dividend rates and mid-market levels of price and volatility of the assets underlying the Securities or any futures, options or swaps related to such underlying assets. Our internal pricing models are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect.

The Issuer’s estimated value of the Securities on the Trade Date (as disclosed on the cover of this pricing supplement) is less than the Issue Price of the Securities. The difference between the Issue Price and the Issuer’s estimated value of the Securities on the Trade Date is due to the inclusion in the Issue Price of discounts and commissions, if any, and the cost of hedging our obligations under the Securities through one or more hedge counterparties, which will include UBS or its affiliates. Such hedging cost includes our or our hedge counterparty’s expected cost of providing such hedge, as well as the profit we or our hedge counterparty expect to realize in consideration for assuming the risks inherent in providing such hedge.

The Issuer’s estimated value of the Securities on the Trade Date does not represent the price at which we or any of our affiliates would be willing to purchase your Securities in the secondary market at any time. Assuming no changes in market conditions or our creditworthiness and other relevant factors, the price, if any, at which we or our affiliates would be willing to purchase the Securities from you in secondary market transactions, if at all, would generally be lower than both the Issue Price and the Issuer’s estimated value of the Securities on the Trade Date. Our purchase price, if any, in secondary market transactions will be based on the estimated value of the Securities determined by reference to (i) the then-prevailing internal funding rate (adjusted by a spread) or another appropriate measure of our cost of funds and (ii) our pricing models at that time, less a bid spread determined after taking into account the size of the repurchase, the nature of the assets underlying the Securities and then-prevailing market conditions. The price we report to financial reporting services and to distributors of our Securities for use on customer account statements would generally be determined on the same basis. However, during the period of approximately six months beginning from the Settlement Date, we or our affiliates may, in our sole discretion, increase the purchase price determined as described above by an amount equal to the declining differential between the Issue Price and the Issuer’s estimated value of the Securities on the Trade Date, prorated over such period on a straight-line basis, for transactions that are individually and in the aggregate of the expected size for ordinary secondary market repurchases.

Resolution Measures and Deemed Agreement

Under German and European laws and regulations, the Securities may be subject to any Resolution Measure by the competent resolution authority if we become, or are deemed by the competent supervisory authority to have become, “non-viable” (as defined under the then-applicable law) and are unable to continue our regulated banking activities without a Resolution Measure becoming applicable to us. Under the relevant resolution laws and regulations as applicable to us from time to time, the Securities may be subject to the powers exercised by the competent resolution authority to: (i) write down, including to zero, of any payment (or delivery obligations) on the Securities; (ii) convert the Securities into ordinary shares of (a) the Issuer, (b) any group entity or (c) any bridge bank or other instruments of ownership of such entities qualifying as common equity tier 1 capital (and the issue to or conferral on the holders (including the beneficial owners) of such ordinary shares or instruments); and/or (iii) apply any other resolution measure, including, but not limited to, any transfer of the Securities to another entity, the amendment, modification or variation of the terms and conditions of the Securities or the cancellation of the Securities. The write-down and conversion powers are commonly referred to as the “bail-in tool” and the bail-in tool and each of the other resolution measures are hereinafter referred to as a “Resolution Measure.” By acquiring the Securities, you will be bound by and will be deemed irrevocably to consent to the imposition of any Resolution Measure by the competent resolution authority as set forth in the accompanying prospectus dated April 26, 2024. Please read the risk factor “The Securities May Be Written Down, Be Converted into Ordinary Shares or Other Instruments of Ownership or Become Subject to Other Resolution Measures. You May Lose Some or All of Your Investment If Any Such Measure Becomes Applicable to Us” in this pricing supplement.

This is only a summary, for more information please see the accompanying prospectus dated April 26, 2024, including the risk factors beginning on page 20 of such prospectus.

Additional Information About the Issuer and the Securities

You should read this pricing supplement together with underlying supplement No. 1 dated April 26, 2024, product supplement B dated April 26, 2024, the prospectus supplement dated April 26, 2024 relating to our Senior Notes, Series A of which these Securities are a part and the prospectus dated April 26, 2024. To the extent that disclosure in this pricing supplement is inconsistent with the disclosure in the underlying supplement, product supplement, prospectus supplement or prospectus, the disclosure in this pricing supplement will control. You may access these documents on the website of the Securities and Exchange Commission (the “SEC”) at.www.sec.gov as follows (or, if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Underlying Supplement No. 1 dated April 26, 2024:

https://www.sec.gov/Archives/edgar/data/1159508/000095010324005869/crt_dp210214-424b2.pdf

•	Product Supplement B dated April 26, 2024:

https://www.sec.gov/Archives/edgar/data/1159508/000095010324005867/crt_dp210215-424b2.pdf

•	Prospectus Supplement dated April 26, 2024:

https://www.sec.gov/Archives/edgar/data/1159508/000095010324005861/crt_dp210217-424b2.pdf

•	Prospectus dated April 26, 2024:

https://www.sec.gov/Archives/edgar/data/1159508/000119312524118649/d776815d424b21.pdf

Our Central Index Key, or CIK, on the SEC website is 0001159508. As used in this pricing supplement, “we,” “us” or “our” refers to Deutsche Bank AG, including, as the context requires, acting through one of its branches.

This pricing supplement, together with the documents listed above, contains the terms of the Securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in this pricing supplement and in “Risk Factors” in the accompanying product supplement, prospectus supplement and prospectus, as the Securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before deciding to invest in the Securities.

Investor Suitability

The Securities may be appropriate for you if:	The Securities may not be appropriate for you if:

t   You fully understand the risks inherent in an investment in the Securities, including the risk of loss of your entire investment.

t   You can tolerate a loss of a significant portion or all of your initial investment, and you are willing to make an investment that may have the full downside market risk of the Basket.

t    You believe the Basket will appreciate over the term of the Securities.

t   You believe the Basket Closing Value is likely to be greater than or equal to the Autocall Barrier on the Observation Date, or the Initial Basket Value on the Final Valuation Date.

t   You are able and willing to invest in the Securities based on the Upside Gearing specified on the cover of this pricing supplement.

t   You understand and accept that, if the Securities are automatically called, you will not participate in any appreciation in the value of the Basket and your potential return is limited to the Call Return.

t   You can tolerate fluctuations in the price of the Securities prior to maturity that may be similar to or exceed the downside fluctuations in the value of the Basket.

t   You do not seek current income from this investment, and you are willing to forgo any dividends paid on the securities included in the Underlyings.

t   You are willing and able to invest in Securities that may be called early and you are otherwise willing and able to hold the Securities to maturity and accept that there may be little or no secondary market for the Securities.

t   You understand and are willing to accept the risks associated with each Underlying.

t   You are willing and able to assume the credit risk of Deutsche Bank AG, as Issuer of the Securities, for all payments under the Securities and you understand that, if Deutsche Bank AG defaults on its obligations or becomes subject to a Resolution Measure, you might not receive any amounts due to you, including any payment of the Face Amount at maturity.

t   You do not fully understand the risks inherent in an investment in the Securities, including the risk of loss of your entire investment.

t   You cannot tolerate the loss of a significant portion or all of your initial investment, or you are not willing to make an investment that may have the full downside market risk of the Basket.

t   You believe the Basket will depreciate over the term of the Securities and the Final Basket Value is likely to be less than the Downside Threshold.

t   You do not believe the Basket Closing Value is likely to be greater than or equal to the Autocall Barrier on the Observation Date, or the Initial Basket Value on the Final Valuation Date.

t   You are unable or unwilling to invest in the Securities based on the Upside Gearing specified on the cover of this pricing supplement.

t   You do not understand or accept that, if the Securities are automatically called, you will not participate in any appreciation in the value of the Basket and your potential return is limited to the Call Return.

t   You cannot tolerate fluctuations in the price of the Securities prior to maturity that may be similar to or exceed the downside fluctuations in the value of the Basket.

t   You seek current income from this investment, or you would prefer to receive any dividends paid on the securities included in the Underlyings.

t   You are unable or unwilling to hold Securities that may be called early, or you are otherwise unable or unwilling to hold the Securities to maturity, or you seek an investment for which there will be an active secondary market.

t   You do not understand or are not willing to accept the risks associated with each Underlying.

t    You prefer the lower risk, and therefore accept the potentially lower returns, of fixed income investments with comparable maturities and credit ratings that bear interest at a prevailing market rate.

t   You are unwilling or unable to assume the credit risk of Deutsche Bank AG, as Issuer of the Securities, for all payments under the Securities, including any payment of the Face Amount at maturity.

The considerations identified above are not exhaustive. Whether or not the Securities are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the appropriateness of an investment in the Securities in light of your particular circumstances. You should also review carefully the “Selected Risk Considerations” beginning on page PS–8 of this pricing supplement. For more information about the Underlyings, please see the sections titled “The EURO STOXX 50® Index,” “The Nikkei 225 Index,” “The FTSE® 100 Index,” “The Swiss Market Index” and “The S&P/ASX 200 Index” below.

Terms of the Securities[1]
Issuer:	Deutsche Bank AG
Issue Price:	100% of the Face Amount of Securities
Face Amount:	$10 per Security
Basket:	An unequally weighted basket (the "Basket") comprised of the following Underlyings (each, an "Underlying" and together, the "Underlyings"). The Underlyings, ticker symbols and Basket Weights are set forth in the table below.
	Underlying	Basket Weight	Ticker
	EURO STOXX 50® Index	40.00%	SX5E
	Nikkei 225 Index	25.00%	NKY
	FTSE® 100 Index	17.50%	UKX
	Swiss Market Index	10.00%	SMI
	S&P/ASX 200 Index	7.50%	AS51
Term[2]:	Approximately 5 years, unless automatically called earlier
Automatic Call Feature:	If the Basket Closing Value on the Observation Date is greater than or equal to the Autocall Barrier, the Securities will be automatically called, and the Issuer will pay you a Call Price equal to the Face Amount of the Securities plus a Call Return. No further payments will be made on the Securities once they have been automatically called, and you will not participate in any appreciation of the Basket if the Securities are automatically called.
Call Price:	The Call Price per Security is $11.40, calculated based on the following formula: $10 + ($10 × Call Return)
Call Return:	14.00%
Payment at Maturity:

If the Securities are not automatically called, on the Maturity Date, you will receive from the Issuer a cash payment per Security calculated as follows:

•    If the Basket Return is positive, the Issuer will pay the Face Amount plus a return equal to the Basket Return multiplied by the Upside Gearing. Accordingly, the payment at maturity per Security would be calculated as follows:

$10 + ($10 × Basket Return × Upside Gearing)

•    If the Basket Return is zero or negative but the Final Basket Value is greater than or equal to the Downside Threshold, the Issuer will repay the Face Amount at maturity of $10 per Security.

•    If the Basket Return is negative and the Final Basket Value is less than the Downside Threshold, the Issuer will repay less than the Face Amount at maturity, if anything, resulting in a percentage loss on your investment equal to the negative Basket Return. Accordingly, the payment at maturity per Security would be calculated as follows:

$10 + ($10 × Basket Return)

If the Securities are not automatically called and the Final Basket Value is less than the Downside Threshold, your investment is fully exposed to the decline in the Basket, and you will lose a significant portion or all of your initial investment at maturity.

Upside Gearing:	1.65
Basket Return:	Final Basket Value – Initial Basket Value Initial Basket Value
Initial Basket Value:	100.00
Final Basket Value:	The Basket Closing Value on the Final Valuation Date
Autocall Barrier:	100.00, which is equal to 100% of the Initial Basket Value
Basket Closing Value:	On any date of determination, the Basket Closing Value will be calculated as follows: 100 × [1 + (the sum of, for each Underlying, its Underlying Return on that date multiplied by its Basket Weight)]
Initial Underlying Value:	With respect to each Underlying, its Closing Value on the Trade Date, as specified on the cover of this pricing supplement.
Final Underlying Value:	With respect to each Underlying, its Closing Value on the Final Valuation Date
Underlying Return:	On any date of determination, the Underlying Return, with respect to each Underlying, will be calculated as follows: (Closing Value on such date – Initial Underlying Value) Initial Underlying Value
Downside Threshold:	75.00, which is equal to 75% of the Initial Basket Value
Closing Value:	With respect to each Underlying, Closing Value has the meaning assigned to “Closing Level” set forth under “Description of Securities—Certain Defined Terms” in the accompanying product supplement.
Senior Preferred:	The Securities are “senior preferred” obligations of the Issuer, meaning that they are unsecured and unsubordinated obligations of the Issuer, ranking in priority to its senior non-preferred obligations, but junior to other liabilities, such as, for example, covered deposits held by natural persons and micro, small and medium-sized enterprises, all as further described herein and in the accompanying prospectus and prospectus supplement.

______________

[1]	Terms used in this pricing supplement, but not defined herein, shall have the meanings ascribed to them in the accompanying product supplement.

[2]	The Observation Date, the Call Settlement Date, the Final Valuation Date and the Maturity Date are subject to postponement or early acceleration in the event of a change-in-law event as described under “Description of Securities—Adjustments to Valuation Dates and Payment Dates” in the accompanying product supplement.

Investment Timeline
Trade Date:	The Initial Underlying Value of each Underlying is observed and the Upside Gearing is set on the Trade Date.

Observation Date:

If the Basket Closing Value on the Observation Date is greater than or equal to the Autocall Barrier, the Securities will be automatically called, and the Issuer will pay you a Call Price equal to the Face Amount of the Securities plus a Call Return.

No further payments will be made on the Securities once they have been automatically called, and you will not participate in any appreciation of the Basket if the Securities are automatically called.

Maturity Date:

If the Securities are not automatically called, the Final Underlying Value of each Underlying and the Final Basket Value are observed and the Basket Return is determined on the Final Valuation Date.

If the Basket Return is positive, the Issuer will pay the Face Amount plus a return equal to the Basket Return multiplied by the Upside Gearing. Accordingly, the payment at maturity per Security would be calculated as follows:

$10 + ($10 × Basket Return × Upside Gearing)

If the Basket Return is zero or negative but the Final Basket Value is greater than or equal to the Downside Threshold, the Issuer will repay the Face Amount at maturity of $10 per Security.

If the Basket Return is negative and the Final Basket Value is less than the Downside Threshold, the Issuer will repay less than the Face Amount at maturity, if anything, resulting in a percentage loss on your investment equal to the negative Basket Return. Accordingly, the payment at maturity per Security would be calculated as follows:

$10 + ($10 × (Basket Return)

If the Securities are not automatically called and the Final Basket Value is less than the Downside Threshold, your investment is fully exposed to the decline in the Basket, and you will lose a significant portion or all of your initial investment at maturity.

Investing in the Securities involves significant risks. The Issuer will not pay any interest on the Securities. You may lose a significant portion or all of your investment. The Final Basket Value is observed relative to the Downside Threshold only on the Final Valuation Date, and the contingent repayment of principal feature applies only if you hold the Securities to maturity. Generally, the higher the Call Return on a Security, the greater the risk of loss on that Security. Any payment on the Securities, including any payment of the Face Amount at maturity, is subject to the creditworthiness of the Issuer. If Deutsche Bank AG were to default on its payment obligations or become subject to a resolution measure, you might not receive any amounts owed to you under the Securities and you could lose your entire investment.

Selected Risk Considerations

An investment in the Securities involves significant risks. Investing in the Securities is not equivalent to investing directly in any or all of the Underlyings or in any of the securities included in the Underlyings. Some of the risks that apply to an investment in the Securities are summarized below, but we urge you to read the more detailed explanation of risks relating to the Securities generally in the “Risk Factors” sections of the accompanying product supplement, prospectus supplement and prospectus. We also urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Securities.

Risks Relating to the Securities Generally

•	Your Investment in the Securities May Result in a Loss of Your Initial Investment — The Securities differ from ordinary debt securities in that we will not necessarily pay you the Face Amount per Security at maturity. If the Securities are not automatically called, the return on the Securities at maturity is linked to the performance of the Basket and will depend on whether, and the extent to which, the Basket Return is positive, zero or negative and, if the Basket Return is negative, whether the Final Basket Value is less than the Downside Threshold. If the Securities are not automatically called and the Final Basket Value is less than the Downside Threshold, we will pay you a cash payment at maturity that is less than the Face Amount, if anything, resulting in a percentage loss on the Face Amount of the Securities equal to the negative Basket Return. In this circumstance, you will lose a significant portion or all of your initial investment at maturity.

•	If the Securities are Automatically Called, Your Return Potential on the Securities is Limited to the Call Return — If the Securities are automatically called, the return potential of the Securities is limited to the Call Return, regardless of any appreciation of the Basket, which may be significant. In addition, if the Securities are automatically called, you will not benefit from the Upside Gearing, which only applies to the payment at maturity if the Basket Return is positive.

•	Changes in the Values of the Underlyings May Offset Each Other — Changes in the values of the Underlyings may not correlate with each other. Even if the Final Underlying Value of an Underlying increases, the Final Underlying Value of the other Underlyings may not increase as much or may even decline. Therefore, in calculating the Final Basket Value, an increase in the Final Underlying Value of an Underlying may be moderated, or wholly offset, by a lesser increase or a decline in the Final Underlying Values of the other Underlyings. Further, because the Basket is unequally weighted, decreases in the value of an Underlying with a higher Basket Weight will have a more significant adverse effect on the value of the Securities than comparable decreases in the value of an Underlying with a lower Basket Weight.

•	The Upside Gearing Applies Only If You Hold the Securities to Maturity — You should be willing to hold your Securities to maturity. If you are able to sell your Securities prior to maturity in the secondary market, if any, the return you receive likely will not reflect the full economic effect of the Upside Gearing or the Securities themselves and may be less than the Upside Gearing times the Basket’s return. You can receive the full benefit of the Upside Gearing only if you hold the Securities to maturity.

•	Reinvestment Risk — If the Securities are automatically called, the term of the Securities will be reduced. There is no guarantee that you would be able to reinvest the proceeds from an investment in the Securities in a comparable investment with a similar level of risk in the event the Securities are automatically called prior to the Maturity Date. If the Securities are not automatically called, you might be exposed to the full decline in the Basket.

•	Any Payment on the Securities Will Be Determined Based on the Closing Values of the Basket on the Dates Specified — Any payment on the Securities will be determined based on the Closing Values of the Basket on the dates specified. You will not benefit from any more favorable value of the Basket determined at any other time.

•	A Higher Call Return and/or a Lower Downside Threshold May Reflect Greater Expected Volatility of the Basket, Which is Generally Associated with a Greater Risk of Loss — Volatility is a measure of the degree of variation in the value of the Basket over a period of time. The greater the expected volatility of the Basket at the time the terms of the Securities are set, the greater the expectation is at that time that the Final Basket Value will be less than the Downside Threshold, which would result in a loss of a significant portion or all of your initial investment at maturity. However, the Basket’s volatility can change significantly over the term of the Securities. In addition, the economic terms of the Securities, including the Call Return and the Downside Threshold, are based, in part, on the expected volatility of the Basket at the time the terms of the Securities are set, where a higher expected volatility will generally be reflected in a higher Call Return and/or a lower Downside Threshold as compared to otherwise comparable securities. Accordingly, a higher Call Return will generally be indicative of a greater risk of loss while a lower Downside Threshold does not necessarily indicate that the Securities have a greater likelihood of returning your principal at maturity. You should be willing to accept the downside market risk of the Basket and the potential loss of a significant portion or all of your initial investment at maturity.

•	Contingent Repayment of Your Initial Investment Applies Only If You Hold the Securities to Maturity — You should be willing to hold your Securities to maturity. If you are able to sell your Securities prior to maturity in the secondary market, you may have to sell them at a substantial loss relative to your initial investment, even if the value of the Basket is greater than the Downside Threshold at the time of such sale.

•	No Interest Payments — Deutsche Bank AG will not pay any interest payments with respect to the Securities.

•	The U.S. Federal Income Tax Consequences of an Investment in the Securities are Uncertain — There is no direct legal authority regarding the proper U.S. federal income tax treatment of the Securities, and significant aspects of the tax treatment of the

Securities are uncertain. You should read the section entitled “Tax Consequences” herein, in combination with the section entitled “U.S. Federal Income Tax Consequences” in the accompanying product supplement, and consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the Securities.

Risks Relating to the Issuer

•	The Securities are Subject to the Credit of Deutsche Bank AG — The Securities are unsecured and unsubordinated obligations of Deutsche Bank AG, ranking in priority to its senior non-preferred obligations, and are not, either directly or indirectly, an obligation of any third party. Any payment(s) to be made on the Securities, including any payment of the Face Amount per Security at maturity, depends on the ability of Deutsche Bank AG to satisfy its obligations as they become due. An actual or anticipated downgrade in Deutsche Bank AG’s credit rating or increase in the credit spreads charged by the market for taking Deutsche Bank AG’s credit risk will likely have an adverse effect on the value of the Securities. As a result, the actual and perceived creditworthiness of Deutsche Bank AG will affect the value of the Securities. Any future downgrade could materially affect Deutsche Bank AG’s funding costs and cause the trading price of the Securities to decline significantly. Additionally, under many derivative contracts to which Deutsche Bank AG is a party, a downgrade could require it to post additional collateral, lead to terminations of contracts with accompanying payment obligations or give counterparties additional remedies. In the event Deutsche Bank AG were to default on its obligations or become subject to a Resolution Measure, you might not receive any amount(s) owed to you under the terms of the Securities and you could lose your entire investment.

•	The Securities May Be Written Down, Be Converted into Ordinary Shares or Other Instruments of Ownership or Become Subject to Other Resolution Measures. You May Lose Some or All of Your Investment If Any Such Measure Becomes Applicable to Us

o	Resolution Measures could be imposed on us. German and European laws and regulations provide German and European resolution authorities with a set of powers to intervene in the event that a bank is failing or likely to fail and certain other conditions are met. Specifically, the competent resolution authority could impose Resolution Measures on us under German and European laws and regulations if we become, or are deemed by the competent supervisory authority to have become, “non-viable” (as defined under the then applicable law) and are unable to continue our regulated banking activities without a Resolution Measure becoming applicable to us.

o	If a Resolution Measure is imposed on us, you may lose some or all of your investment in the Securities. A Resolution Measure may include: a write down, including to zero, of any claim for payment on the Securities; a conversion of the Securities into ordinary shares of us, any group entity or any bridge bank or other instruments of ownership of such entities qualifying as common equity tier 1 capital (and the issue to or conferral on the holders (including the beneficial owners) of such ordinary shares or instruments); or the application of any other resolution measure including, but not limited to, any transfer of the Securities to another entity, an amendment, modification or variation of the terms and conditions of the Securities or the cancellation of the Securities. The competent resolution authority may apply Resolution Measures individually or in any combination. Therefore, you may lose some or all of your investment in the Securities offered herein if insolvency proceedings are opened against us or a Resolution Measure becomes applicable to us.

o	If a Resolution Measure is imposed on us, the secondary market for the Securities may be affected. It will be difficult to predict when, if at all, a Resolution Measure might become applicable to us in our individual case. Accordingly, secondary market trading in the Securities may not follow the trading behavior associated with similar types of Securities issued by other financial institutions which may be or have been subject to a Resolution Measure.

By acquiring the Securities, you will be bound by and will be deemed irrevocably to consent to the imposition of any Resolution Measure by the competent resolution authority. As a result, you would have no claim or other right against us arising out of any Resolution Measure and the imposition of any Resolution Measure will not constitute a default or an event of default under the Securities, under the senior indenture or for the purposes of, but only to the fullest extent permitted by, the Trust Indenture Act of 1939, as amended. In addition, the trustee, the paying agent, issuing agent, registrar and The Depository Trust Company (“DTC”) and any direct participant in DTC or other intermediary through which you hold such Securities may take any and all necessary action, or abstain from taking any action, if required, to implement the imposition of any Resolution Measure with respect to the Securities. Accordingly, you may have limited or circumscribed rights to challenge any decision of the competent resolution authority to impose any Resolution Measure. For more information, including details on the particular German and European laws and regulations referenced above, please see the accompanying prospectus dated April 26, 2024, including the risk factors beginning on page 20 of such prospectus.

Risks Relating to the Estimated Value of the Securities and any Secondary Market

•	The Issuer’s Estimated Value of the Securities on the Trade Date Will Be Less Than the Issue Price of the Securities — The Issuer’s estimated value of the Securities on the Trade Date (as disclosed on the cover of this pricing supplement) is less than the Issue Price of the Securities. The difference between the Issue Price and the Issuer’s estimated value of the Securities on the Trade Date is due to the inclusion in the Issue Price of discounts and commissions, if any, and the cost of hedging our obligations under the Securities through one or more hedge counterparties, which will include UBS or its affiliates. Such hedging cost includes our or our hedge counterparty’s expected cost of providing such hedge, as well as the profit we or our hedge counterparty expect to realize in consideration for assuming the risks inherent in providing such hedge. The Issuer’s estimated value of the Securities is determined by reference to an internal funding rate and our pricing models. The internal funding rate is typically lower than the rate we would pay when we issue conventional debt securities on equivalent terms. This difference in funding rate, as well as discounts and commissions, if any, and the estimated cost of hedging our obligations under the Securities, reduces the economic terms of the Securities to you and is expected to adversely affect the price at which you may be able to sell the Securities in any secondary market. In addition, our internal pricing models are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect. If at any time a third party dealer were to quote a price to purchase your Securities or otherwise value your Securities, that price or value may differ materially from the estimated value of the Securities determined by reference to our internal funding rate and pricing models. This difference is due to, among other things, any difference in funding rates, pricing models or assumptions used by any dealer who may purchase the Securities in the secondary market.

•	Assuming No Changes in Market Conditions and Other Relevant Factors, the Price You May Receive for Your Securities in Secondary Market Transactions Would Generally Be Lower Than Both the Issue Price and the Issuer’s Estimated Value of the Securities on the Trade Date — While the payment(s) on the Securities described in this pricing supplement is based on the full Face Amount of Securities, the Issuer’s estimated value of the Securities on the Trade Date (as disclosed on the cover of this pricing supplement) is less than the Issue Price of the Securities. The Issuer’s estimated value of the Securities on the Trade Date does not represent the price at which we or any of our affiliates would be willing to purchase your Securities in the secondary market at any time. Assuming no changes in market conditions or our creditworthiness and other relevant factors, the price, if any, at which we or our affiliates would be willing to purchase the Securities from you in secondary market transactions, if at all, would generally be lower than both the Issue Price and the Issuer’s estimated value of the Securities on the Trade Date. Our purchase price, if any, in secondary market transactions would be based on the estimated value of the Securities determined by reference to (i) the then-prevailing internal funding rate (adjusted by a spread) or another appropriate measure of our cost of funds and (ii) our pricing models at that time, less a bid spread determined after taking into account the size of the repurchase, the nature of the assets underlying the Securities and then-prevailing market conditions. The price we report to financial reporting services and to distributors of our Securities for use on customer account statements would generally be determined on the same basis. However, during the period of approximately six months beginning from the Settlement Date, we or our affiliates may, in our sole discretion, increase the purchase price determined as described above by an amount equal to the declining differential between the Issue Price and the Issuer’s estimated value of the Securities on the Trade Date, prorated over such period on a straight-line basis, for transactions that are individually and in the aggregate of the expected size for ordinary secondary market repurchases.

In addition to the factors discussed above, the value of the Securities and our purchase price in secondary market transactions after the Trade Date, if any, will vary based on many economic and market factors, including our creditworthiness, and cannot be predicted with accuracy. These changes may adversely affect the value of your Securities, including the price you may receive in any secondary market transactions. Any sale prior to the Maturity Date could result in a substantial loss to you. The Securities are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your Securities to maturity.

•	The Securities Will Not Be Listed and There Will Likely Be Limited Liquidity — The Securities will not be listed on any securities exchange. There may be little or no secondary market for the Securities. We or our affiliates intend to act as market makers for the Securities but are not required to do so and may cease such market making activities at any time. Even if there is a secondary market, it may not provide enough liquidity to allow you to sell the Securities when you wish to do so or at a price advantageous to you. Because we do not expect other dealers to make a secondary market for the Securities, the price at which you may be able to sell your Securities is likely to depend on the price, if any, at which we or our affiliates are willing to buy the Securities. If, at any time, we or our affiliates do not act as market makers, it is likely that there would be little or no secondary market in the Securities. If you have to sell your Securities prior to maturity, you may not be able to do so or you may have to sell them at a substantial loss, even in cases where the value of the Basket has increased since the Trade Date.

•	Many Economic and Market Factors Will Affect the Value of the Securities — Because the Securities can be thought of as securities that combine two components, a bond and an embedded derivative(s), the terms and features of the Securities at issuance and the value of the Securities prior to maturity will be influenced by factors that impact the value of bonds and embedded derivatives generally. While we expect that, generally, the value of the Basket will affect the value of the Securities more than any other single factor, the terms of the Securities at issuance and the value of the Securities prior to maturity will also be affected by a number of other factors that may either offset or magnify each other, including:

♦	the expected volatility of the Basket and the Underlyings;

♦	the time remaining to the maturity of the Securities;

♦	the market prices and dividend rates of the securities included in the Underlyings;

♦	the composition of the Underlyings;

♦	the actual or expected positive or negative correlation among the Underlyings, or the actual or expected absence of any such correlation;

♦	interest rates and yields in the markets generally;

♦	geopolitical conditions and economic, financial, political, regulatory or judicial events that affect the Underlyings or the markets generally;

♦	supply and demand for the Securities; and

♦	our creditworthiness, including actual or anticipated downgrades in our credit ratings.

During the term of the Securities, their value may decline significantly due to the factors described above even if the value of the Basket remains unchanged from the Initial Basket Value, and any sale prior to the Maturity Date could result in a substantial loss to you. You must hold the Securities to maturity to receive the stated payout from the Issuer.

Risks Relating to the Underlyings

•	Investing in the Securities is Not the Same as Investing in Any or Each of the Underlyings or the Securities Included in Any Underlying — The return on your Securities may not reflect the return you would realize on a hypothetical direct investment in any or each of the Underlyings or the securities included in any Underlying. As a holder of the Securities, you will not have any voting rights or rights to receive cash dividends or other distributions or other rights that holders of the securities included in any Underlying would have.

•	If the Values of the Underlyings Change, the Value of the Securities May Not Change in the Same Manner — The Securities may trade quite differently from the values of the Underlyings. Changes in the values of any Underlying may not result in comparable changes in the value of the Securities.

•	Each Underlying Reflects the Price Return of the Securities Included in that Underlying, Not Their Total Return Including All Dividends and Other Distributions — The return on the Securities is based on the performance of the Basket, which reflects the changes in the market prices of the securities included in each Underlying. It is not, however, linked to a “total return” version of each Underlying, which, in addition to reflecting those price returns, would also reflect the reinvestment of all dividends and other distributions paid on the securities included in the applicable Underlying.

•	The Sponsor of An Underlying May Adjust that Underlying in Ways That Affect the Value of that Underlying and Has No Obligation to Consider Your Interests — The sponsor of an Underlying (the “Underlying Sponsor”) is responsible for calculating and maintaining that Underlying. The Underlying Sponsor can add, delete or substitute the Underlying components or make other methodological changes that could change the value of that Underlying. You should realize that the changing of Underlying components may affect that Underlying, as a newly added component may perform significantly better or worse than the component it replaces. Additionally, the Underlying Sponsor may alter, discontinue or suspend calculation or dissemination of that Underlying. Any of these actions could adversely affect the value of, and your return on, the Securities. The Underlying Sponsor has no obligation to consider your interests in calculating or revising that Underlying.

•	Past Performance of the Basket is No Guide to Future Performance — The actual performance of the Basket may bear little relation to the historical performance of the Basket and/or the hypothetical examples set forth elsewhere in this pricing supplement. We cannot predict the future performance of the Basket or whether the performance of the Basket will result in the return of any of your investment.

•	The Securities Do Not Provide Direct Exposure to Fluctuations in Exchange Rates Relating to the Underlyings — The Underlyings are composed of non-U.S. securities denominated in foreign currencies. Because the values of the Underlyings are also calculated in the relevant foreign currency (and not in U.S. dollars), the performance of the Underlyings will not be adjusted for exchange rate fluctuations between the U.S. dollar and the relevant foreign currencies. In addition, any payments on the Securities determined based in part on the performance of the Underlyings will not be adjusted for exchange rate fluctuations between the U.S. dollar and the relevant foreign currency. Therefore, holders of the Securities will not benefit from any appreciation of a relevant foreign currency relative to the U.S. dollar.

•	The Securities are Subject to Risks Relating to Non-U.S. Securities Markets — The equity securities composing the Underlyings are issued by non-U.S. companies in non-U.S. securities markets. Investments in securities linked to the value of such non-U.S. equity securities involve risks associated with the securities markets in the home countries of the issuers of those non-U.S. equity securities, including risks of volatility in those markets, governmental intervention in those markets and cross shareholdings in companies in certain countries. Also, there is generally less publicly available information about companies in some of these jurisdictions than there is about U.S. companies that are subject to the reporting requirements of the SEC, and generally non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements and securities trading rules different from those applicable to U.S. reporting companies. The prices of securities in non-U.S. markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws.

•	The Calculation Agent May Accelerate the Securities or Make Changes to the Terms of the Securities If a Change-in-Law Event Occurs With Respect to Any Underlying — Upon the occurrence of a Change-in-Law Event with respect to an Underlying, the calculation agent may, in its sole discretion, accelerate the Maturity Date of the Securities. Any amount payable upon acceleration could be significantly less than the amount that would be due on the Securities if they were not accelerated. In such circumstances, you could lose some or all of your investment. If the Securities are accelerated, the term of your investment in the Securities will be limited to a period that is shorter than their original term, and holders of the Securities will not benefit from any potential positive performance of any Underlying. There is no guarantee that you would be able to reinvest the proceeds from an investment in the Securities at a comparable return for a similar level of risk in the event that the Securities are accelerated. If a Change-in-Law Event occurs with respect to an Underlying and the calculation agent does not accelerate the Maturity Date of the

Securities, then the calculation agent may, in good faith and a commercially reasonable manner, adjust any terms, including but not limited to, such Underlying or any relevant value related to such Underlying that the calculation agent determines necessary to ensure an equitable result. Any of these actions may adversely affect, perhaps significantly, the market value of the Securities, as well as any amounts payable on the Securities. See “Description of Securities — Adjustments to Valuation Dates and Payment Dates — Change-in-Law Event for Non-U.S. Equity Based Underlyings or Basket Components” in the accompanying product supplement.

Risks Relating to Conflicts of Interest

•	Trading and Other Transactions by Us, UBS or Our or Its Affiliates in the Equity and Equity Derivative Markets May Impair the Value of the Securities — We or our affiliates expect to hedge our exposure from the Securities by entering into equity and equity derivative transactions, such as over-the-counter options, futures or exchange-traded instruments with one or more hedge counterparties, which will include UBS or its affiliates. We, UBS or our or its affiliates may also engage in trading in instruments linked or related to the Underlyings on a regular basis as part of our or their general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including block transactions. Such trading and hedging activities may adversely affect the values of the Underlyings and, therefore, make it less likely that you will receive a positive return on your investment in the Securities. It is possible that we, UBS or our or its affiliates could receive substantial returns from these hedging and trading activities while the value of the Securities declines. We, UBS or our or its affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to the Underlyings. To the extent that we, UBS or our or its affiliates serve as issuer, agent or underwriter for such securities or financial or derivative instruments, our, UBS’ or our or its affiliates’ interests with respect to such products may be adverse to those of the holders of the Securities. Introducing competing products into the marketplace in this manner could adversely affect the values of the Underlyings and the value of the Securities. Any of the foregoing activities described in this paragraph may reflect trading strategies that differ from, or are in direct opposition to, investors’ trading and investment strategies related to the Securities. Furthermore, because DBSI, UBS or one of its affiliates is expected to conduct trading and hedging activities for us in connection with the Securities, DBSI, UBS or such affiliates may profit in connection with such trading and hedging activities and such profit, if any, will be in addition to any compensation that DBSI or UBS receives for the sale of the Securities to you. You should be aware that the potential to earn a profit in connection with hedging activities may create a further incentive for DBSI or UBS to sell the Securities to you in addition to any compensation they would receive for the sale of the Securities.

•	We, UBS or Our or Its Affiliates May Publish Research, Express Opinions or Provide Recommendations That are Inconsistent with Investing in or Holding the Securities. Any Such Research, Opinions or Recommendations Could Adversely Affect the Value of Any Underlying and the Value of the Securities — We, UBS or our or its affiliates may publish research from time to time on financial markets and other matters that could adversely affect the value of any Underlying and the value of the Securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Securities. Any research, opinions or recommendations expressed by us, UBS or our or its affiliates may not be consistent with each other and may be modified from time to time without notice. You should make your own independent investigation of the merits of investing in the Securities and each Underlying.

•	Potential Conflicts of Interest — Deutsche Bank AG or its affiliates may engage in business with the issuers of the securities included in each Underlying, which may present a conflict between Deutsche Bank AG and you, as a holder of the Securities. We and our affiliates play a variety of roles in connection with the issuance of the Securities, including acting as calculation agent, hedging our obligations under the Securities and determining the Issuer’s estimated value of the Securities on the Trade Date and the price, if any, at which we or our affiliates would be willing to purchase the Securities from you in secondary market transactions. In performing these roles, our economic interests and those of our affiliates are potentially adverse to your interests as an investor in the Securities. The calculation agent will determine, among other things, all values, prices and levels required to be determined for the purposes of the Securities on any relevant date or time. The calculation agent will also be responsible for determining whether a market disruption event has occurred and make other determinations with respect to each Underlying under the circumstances described in the product supplement. In making these determinations, the calculation agent may be required to make discretionary judgments. In making these discretionary judgments, the fact that we are the calculation agent may cause us to have economic interests that are adverse to your interests as an investor in the Securities, and our determinations as calculation agent may adversely affect your return on the Securities.

Hypothetical Examples and Return Table of the Securities

Hypothetical terms only. Actual terms may vary. See the cover page for actual offering terms.

The tables and examples below illustrate the payment upon an automatic call or at maturity for a $10 Face Amount Security on a hypothetical offering of Securities under various scenarios, with the assumptions set forth in the table below. The terms used for purposes of these hypothetical examples do not represent the actual Initial Underlying Value of any Underlying, Autocall Barrier, Downside Threshold, Upside Gearing or Call Return. The hypothetical Initial Underlying Value of 100.00 for each Underlying has been chosen for illustrative purposes only and does not represent the actual Initial Underlying Value of any Underlying. The actual Initial Underlying Value of each Underlying, Autocall Barrier, Downside Threshold, Upside Gearing and Call Return are set forth under “Terms of the Securities” above. For actual historical data of the Underlyings, see the historical information set forth herein. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis.

Term:	Approximately 5 years (unless called earlier)
Initial Basket Value:	100.00
Hypothetical Autocall Barrier:	100.00 (100% of the Initial Basket Value)
Hypothetical Initial Underlying Value:	For each Underlying, 100.00
Hypothetical Upside Gearing:	1.05
Hypothetical Downside Threshold:	90.00 (90% of the Initial Basket Value)
Hypothetical Call Return:	10.00%

Hypothetical Payment upon an Automatic Call

Basket Closing Value on Observation Date	Basket Return[1]	Payment upon Automatic Call	Total Return on Securities upon Automatic Call[2]
180.00	80.00%	$11.00	10.00%
170.00	70.00%	$11.00	10.00%
160.00	60.00%	$11.00	10.00%
150.00	50.00%	$11.00	10.00%
140.00	40.00%	$11.00	10.00%
130.00	30.00%	$11.00	10.00%
120.00	20.00%	$11.00	10.00%
110.00	10.00%	$11.00	10.00%
105.00	5.00%	$11.00	10.00%
100.00	0.00%	$11.00	10.00%
95.00	-5.00%	N/A	N/A
90.00	-10.00%	N/A	N/A
80.00	-20.00%	N/A	N/A
70.00	-30.00%	N/A	N/A
60.00	-40.00%	N/A	N/A
50.00	-50.00%	N/A	N/A
40.00	-60.00%	N/A	N/A
30.00	-70.00%	N/A	N/A
20.00	-80.00%	N/A	N/A
10.00	-90.00%	N/A	N/A
0.00	-100.00%	N/A	N/A

[1]	As used in this table, the “Basket Return” is equal to (i) the Basket Closing Value on the Observation Date minus the Initial Basket Value divided by (ii) the Initial Basket Value, expressed as a percentage.
[2]	The “total return” is the number, expressed as a percentage, that results from comparing the payment upon automatic call to the purchase price of $10 per Security.

Example 1 – Securities are Automatically Called on the Observation Date

Date	Basket Closing Value	Payment (per Security)
Observation Date	130.00	Basket Closing Value at or above Autocall Barrier; Securities are automatically called; Issuer pays the Call Price on the Call Settlement Date.
Call Price (per Security):		$11.00
Total Return:		10.00%

Calculation of the Basket Closing Value on the Observation Date:

	EURO STOXX 50® Index	Nikkei 225 Index	FTSE® 100 Index	Swiss Market Index	S&P/ASX 200 Index
Hypothetical Initial Underlying Value:	100.00	100.00	100.00	100.00	100.00
Hypothetical Closing Value on Observation Date:	130.00	125.00	130.00	135.00	140.00
Hypothetical Underlying Return on Observation Date:	30.00%	25.00%	30.00%	35.00%	40.00%

Based on the Underlying Returns set forth above, the Basket Closing Value on the Observation Date would equal:

100 × [1 + (40.00% × 30.00%) + (25.00% × 25.00%) + (17.50% × 30.00%) + (10.00% × 35.00%) + (7.50% × 40.00%)] = 130.00

Therefore, the Basket Return would be equal to 30.00%.

Because the Basket Closing Value on the Observation Date is greater than or equal to the Autocall Barrier, the Securities are automatically called on the Observation Date. The Issuer will pay you on the Call Settlement Date a Call Price of $11.00 per Security for a total return of 10.00% on the Securities. No further amounts will be owed to you under the Securities.

As indicated in this example, if the Securities are automatically called, your return on the Securities will not exceed the Call Return, regardless of any appreciation of the Basket, which may be significant.

Hypothetical Payment at Maturity if the Securities are NOT Automatically Called:

Final Basket Value	Basket Return	Payment at Maturity	Total Return on Securities at Maturity[1]
180.00	80.00%	$18.400	84.00%
170.00	70.00%	$17.350	73.50%
160.00	60.00%	$16.300	63.00%
150.00	50.00%	$15.250	52.50%
140.00	40.00%	$14.200	42.00%
130.00	30.00%	$13.150	31.50%
120.00	20.00%	$12.100	21.00%
110.00	10.00%	$11.050	10.50%
105.00	5.00%	$10.525	5.25%
100.00	0.00%	$10.000	0.00%
95.00	-5.00%	$10.000	0.00%
90.00	-10.00%	$10.000	0.00%
89.00	-11.00%	$8.900	-11.00%
80.00	-20.00%	$8.000	-20.00%
70.00	-30.00%	$7.000	-30.00%
60.00	-40.00%	$6.000	-40.00%
50.00	-50.00%	$5.000	-50.00%
40.00	-60.00%	$4.000	-60.00%
30.00	-70.00%	$3.000	-70.00%
20.00	-80.00%	$2.000	-80.00%
10.00	-90.00%	$1.000	-90.00%
0.00	-100.00%	$0.000	-100.00%
[1]	The “total return” is the number, expressed as a percentage, that results from comparing the payment at maturity per Security to the purchase price of $10 per Security.

Example 2 – Securities are NOT Automatically Called and the Final Basket Value is Above the Initial Basket Value

Date	Basket Closing Value	Payment (per Security)
Observation Date	85.00	Basket Closing Value below Autocall Barrier; Securities NOT automatically called
Final Valuation Date	110.00	Basket Closing Value above Initial Basket Value; Issuer pays Face Amount plus a return equal to the Basket Return times the Upside Gearing on the Maturity Date.
Payment at Maturity (per Security):		$11.05
Total Return:		10.50%

Calculation of the Final Basket Value and the Payment at Maturity:

	EURO STOXX 50® Index	Nikkei 225 Index	FTSE® 100 Index	Swiss Market Index	S&P/ASX 200 Index
Hypothetical Initial Underlying Value:	100.00	100.00	100.00	100.00	100.00
Hypothetical Final Underlying Value:	115.00	101.00	113.00	111.00	105.00
Hypothetical Underlying Return on Final Valuation Date:	15.00%	1.00%	13.00%	11.00%	5.00%

Based on the Underlying Returns set forth above, the Final Basket Value would equal:

100 × [1 + (40.00% × 15.00%) + (25.00% × 1.00%) + (17.50% × 13.00%) + (10.00% × 11.00%) + (7.50% × 5.00%)] = 110.00

Therefore, the Basket Return would be equal to 10.00%.

Because the Basket Closing Value on the Observation Date is less than the Autocall Barrier, the Securities are not automatically called. The Basket Closing Value increases 10.00% from the Initial Basket Value of 100.00 to a Final Basket Value of 110.00, resulting in a Basket Return of 10.00%.

Because the Basket Return of 10.00% is positive, the Issuer will pay a payment at maturity calculated as follows per Security:

$10 + ($10 × Basket Return × Upside Gearing)

$10 + ($10 × 10.00% × 1.05) = $10 +$1.05 = $11.05

The payment at maturity of $11.05 per Security represents a total return on the Securities of 10.50%.

Example 3 – Securities are NOT Automatically Called and the Final Basket Value is At or Below the Initial Basket Value but At or Above the Downside Threshold

Date	Basket Closing Value	Payment (per Security)
Observation Date	85.00	Basket Closing Value below Autocall Barrier; Securities NOT automatically called
Final Valuation Date	95.05	Basket Closing Value below Initial Basket Value but at or above Downside Threshold; Issuer repays Face Amount on the Maturity Date.
Payment at Maturity (per Security):		$10.00
Total Return:		0.00%

Calculation of the Final Basket Value and the Payment at Maturity:

	EURO STOXX 50® Index	Nikkei 225 Index	FTSE® 100 Index	Swiss Market Index	S&P/ASX 200 Index
Hypothetical Initial Underlying Value:	100.00	100.00	100.00	100.00	100.00
Hypothetical Final Underlying Value:	60.00	125.00	112.00	112.00	120.00
Hypothetical Underlying Return on Final Valuation Date:	-40.00%	25.00%	12.00%	12.00%	20.00%

Based on the Underlying Returns set forth above, the Final Basket Value would equal:

100 × [1 + (40.00% × -40.00%) + (25.00% × 25.00%) + (17.50% × 12.00%) + (10.00% × 12.00%) + (7.50% × 20.00%)] = 95.05

Therefore, the Basket Return would be equal to -4.95%.

Because the Basket Closing Value on the Observation Date is less than the Autocall Barrier, the Securities are not automatically called. The Basket Closing Value decreases 4.95% from the Initial Basket Value of 100.00 to a Final Basket Value of 95.05, resulting in a Basket Return of -4.95%.

Because the Basket Return is negative but the Final Basket Value is greater than or equal to the Downside Threshold, the Issuer will repay the Face Amount at maturity of $10.00 per Security. In this example, the significant decrease in the EURO STOXX 50® Index has a significant impact on the Final Basket Value notwithstanding the percentage increases in the other Underlyings.

The payment at maturity of $10.00 per Security represents a total return on the Securities of 0.00%.

Example 4 – Securities are NOT Automatically Called and the Final Basket Value is Below the Downside Threshold

Date	Basket Closing Value	Payment (per Security)
Observation Date	85.00	Basket Closing Value below Autocall Barrier; Securities NOT automatically called
Final Valuation Date	40.00	Basket Closing Value below Downside Threshold; Issuer will repay less than the Face Amount resulting in a percentage loss on your investment equal to the negative Basket Return.
Payment at Maturity (per Security):		$4.00
Total Return:		-60.00%

Calculation of the Final Basket Value and the Payment at Maturity:

	EURO STOXX 50® Index	Nikkei 225 Index	FTSE® 100 Index	Swiss Market Index	S&P/ASX 200 Index
Hypothetical Initial Underlying Value:	100.00	100.00	100.00	100.00	100.00
Hypothetical Final Underlying Value:	30.00	40.00	50.00	70.00	30.00
Hypothetical Underlying Return on Final Valuation Date:	-70.00%	-60.00%	-50.00%	-30.00%	-70.00%

Based on the Underlying Returns set forth above, the Final Basket Value would equal:

100 × [1 + (40.00% × -70.00%) + (25.00% × -60.00%) + (17.50% × -50.00%) + (10.00% × -30.00%) + (7.50% × -70.00%)] = 40.00

Because the Basket Closing Value on the Observation Date is less than the Autocall Barrier, the Securities are not automatically called. The Basket Closing Value decreases 60.00% from the Initial Basket Value of 100.00 to a Final Basket Value of 40.00, resulting in a Basket Return of -60.00%.

Because the Basket Return is negative and the Final Basket Value is less than the Downside Threshold, the Issuer will pay a payment at maturity calculated as follows per Security:

$10 + ($10 × Basket Return)

$10 + ($10 × -60.00%) = $4.00

The payment at maturity of $4.00 per Security represents a loss on the Securities of 60.00%, which reflects the Basket Return of -60.00%.

If the Securities are not automatically called and the Final Basket Value is less than the Downside Threshold, at maturity the Issuer will repay less than the Face Amount, if anything, resulting in a percentage loss on your investment equal to the negative Basket Return. In this case, you will have full downside exposure to the Basket from the Initial Basket Value to the Final Basket Value, and will lose a significant portion, and possibly all, of your investment.

Hypothetical Historical Performance of the Basket

The basket will represent an unequally weighted portfolio of the Underlyings, with the return of each Underlying having the Basket Weight set forth above. For more information regarding the Underlyings, see the information provided below.

While historical information on the value of the Basket does not exist, the following graph sets forth the hypothetical historical daily values of the Basket for the period from January 6, 2020 to November 25, 2025, assuming that the Basket was constructed on January 6, 2020 with an Initial Basket Value of 100.00 and that each of the Underlyings had the applicable Basket Weight as of that day. We obtained the Closing Values of the Underlyings used in the graph below from Bloomberg Finance L.P., ("Bloomberg") without independent verification.

The dotted line represents a hypothetical Downside Threshold of 75.00, equal to 75% of the Initial Basket Value.

The historical Basket performance should not be taken as an indication of future performance and no assurance can be given as to the Basket Closing Value on the Observation Date and the Final Valuation Date. We cannot give you assurance that the performance of the Basket will not result in a loss on your initial investment.

Historical Performance of the Basket
Basket Level
180.00
160.00
140.00
120.00
100.00
80.00
60.00
40.00
20.00
0.00
Jan-20
Jul-20
Jan-21
Jul-21
Jan-22
Jul-22
Jan-23
Jul-23
Jan-24
Jul-24
Jan-25
Jul-25

The EURO STOXX 50® Index

The EURO STOXX 50® Index is a free float market capitalization-weighted index composed of 50 of the largest stocks in terms of free float market capitalization traded on major Eurozone exchanges. For more information about the EURO STOXX 50® Index, see “Indices—The STOXX Benchmark Indices” in the accompanying underlying supplement.

Historical Information

The graph below illustrates the performance of the EURO STOXX 50® Index from January 2, 2020 to November 25, 2025. The Closing Level of the EURO STOXX 50® Index on November 25, 2025 was 5,573.91.

We obtained the Closing Levels of EURO STOXX 50® Index from Bloomberg, without independent verification. The historical Closing Levels of the EURO STOXX 50® Index should not be taken as an indication of future performance and no assurance can be given as to the Closing Level of the EURO STOXX 50® Index on the Observation Date and the Final Valuation Date. We cannot give you assurance that the performance of the EURO STOXX 50® Index will not result in a loss on your initial investment.

Historical Performance of the EURO STOXX 50® Index
Closing Level
7000
6000
5000
4000
3000
2000
1000
0
Jan-20
Jul-20
Jan-21
Jul-21
Jan-22
Jul-22
Jan-23
Jul-23
Jan-24
Jul-24
Jan-25
Jul-25

The Nikkei 225 Index

The Nikkei 225 Index is a stock index that measures the composite price performance of 225 of the most actively traded stocks on the Tokyo Stock Exchange (the “Nikkei Underlying Stocks”), representing a broad cross-section of Japanese industries. For more information about the Nikkei 225 Index, see “Indices—The Nikkei Stock Average Index” in the accompanying underlying supplement.

Historical Information

The graph below illustrates the performance of the Nikkei 225 Index from January 6, 2020 to November 25, 2025. The Closing Level of the Nikkei 225 Index on November 25, 2025 was 48,659.52.

We obtained the Closing Levels of the Nikkei 225 Index from Bloomberg, without independent verification. The historical Closing Levels of the Nikkei 225 Index should not be taken as an indication of future performance and no assurance can be given as to the Closing Level of the Nikkei 225 Index on the Observation Date and the Final Valuation Date. We cannot give you assurance that the performance of the Nikkei 225 Index will not result in a loss on your initial investment.

Historical Performance of the Nikkei 225 Index
Closing Level
60000
50000
40000
30000
20000
10000
0
Jan-20
Jul-20
Jan-21
Jul-21
Jan-22
Jul-22
Jan-23
Jul-23
Jan-24
Jul-24
Jan-25
Jul-25

The FTSE® 100 Index

The FTSE® 100 Index measures the composite price performance of stocks of the 100 largest companies (determined on the basis of market capitalization) traded on the London Stock Exchange. For more information about the FTSE® 100 Index, see “Indices—The FTSE® 100 Index” in the accompanying underlying supplement.

Historical Information

The graph below illustrates the performance of the FTSE® 100 Index from January 2, 2020 to November 25, 2025. The Closing Level of the FTSE® 100 Index on November 25, 2025 was 9,609.53.

We obtained the Closing Levels of the FTSE® 100 Index from Bloomberg, without independent verification. The historical Closing Levels of the FTSE® 100 Index should not be taken as an indication of future performance and no assurance can be given as to the Closing Level of the FTSE® 100 Index on the Observation Date and the Final Valuation Date. We cannot give you assurance that the performance of the FTSE® 100 Index will not result in a loss on your initial investment.

Historical Performance of the FTSE® 100 Index
Closing Level
12000
10000
8000
6000
4000
2000
0
Jan-20
Jul-20
Jan-21
Jul-21
Jan-22
Jul-22
Jan-23
Jul-23
Jan-24
Jul-24
Jan-25
Jul-25

The Swiss Market Index

The Swiss Market Index is a free-float adjusted market capitalization-weighted price return index that includes 20 of the largest and most liquid companies of the Swiss equity market. For more information about the Swiss Market Index, see “Indices—The Swiss Market Index” in the accompanying underlying supplement.

Historical Information

The graph below illustrates the performance of the Swiss Market Index from January 3, 2020 to November 25, 2025. The Closing Level of the Swiss Market Index on November 25, 2025 was 12,771.63.

We obtained the Closing Levels of the Swiss Market Index from Bloomberg, without independent verification. The historical Closing Levels of the Swiss Market Index should not be taken as an indication of future performance and no assurance can be given as to the Closing Level of the Swiss Market Index on the Observation Date and the Final Valuation Date. We cannot give you assurance that the performance of the Swiss Market Index will not result in a loss on your initial investment.

Historical Performance of the Swiss Market Index
Closing Level
14000
12000
10000
8000
6000
4000
2000
0
Jan-20
Jul-20
Jan-21
Jul-21
Jan-22
Jul-22
Jan-23
Jul-23
Jan-24
Jul-24
Jan-25
Jul-25

The S&P/ASX 200 Index

The S&P/ASX 200 Index measures the performance of the 200 largest and most liquid index-eligible stocks listed on the Australian Securities Exchange by float-adjusted market capitalization. For more information about the S&P/ASX 200 Index, see “Indices—The S&P/ASX 200 Index” in the accompanying underlying supplement.

Historical Information

The graph below illustrates the performance of the S&P/ASX 200 Index from January 2, 2020 to November 25, 2025. The Closing Level of the S&P/ASX 200 Index on November 25, 2025 was 8,537.047.

We obtained the Closing Levels of the S&P/ASX 200 Index from Bloomberg, without independent verification. The historical Closing Levels of the S&P/ASX 200 Index should not be taken as an indication of future performance and no assurance can be given as to the Closing Level of the S&P/ASX 200 Index on the Observation Date and the Final Valuation Date. We cannot give you assurance that the performance of the S&P/ASX 200 Index will not result in a loss on your initial investment.

Historical Performance of the S&P/ASX 200 Index
10000
9000
8000
7000
6000
5000
4000
3000
2000
1000
0
Closing Level
Jan-20
Jul-20
Jan-21
Jul-21
Jan-22
Jul-22
Jan-23
Jul-23
Jan-24
Jul-24
Jan-25
Jul-25

Tax Consequences

Generally, this discussion assumes that you purchased the Securities for cash in the original issuance at the stated issue price and does not address other circumstances specific to you, including consequences that may arise due to any other investments relating to the Underlyings. You should consult your tax adviser regarding the effect any such circumstances may have on the U.S. federal income tax consequences of your ownership of a Security.

In the opinion of our special tax counsel, Davis Polk & Wardwell LLP, which is based on current market conditions, it is reasonable to treat the Securities for U.S. federal income tax purposes as prepaid financial contracts that are not debt, as more fully described in “U.S. Federal Income Tax Consequences — Tax Consequences to U.S. Holders — Securities That We Treat as Prepaid Financial Contracts That Are Not Debt” in the accompanying product supplement. There is uncertainty regarding this treatment, and there are other reasonable treatments that the Internal Revenue Service (the “IRS”) or a court may adopt, which, if applied, could be adverse to you. Generally, if this treatment is respected, (i) you should not recognize taxable income or loss prior to the taxable disposition of your Securities (including upon maturity or an earlier redemption, if applicable) and (ii) the gain or loss on your Securities should be treated as short-term capital gain or loss unless you have held the Securities for more than one year, in which case your gain or loss should be treated as long-term capital gain or loss.

We do not plan to request a ruling from the IRS regarding the treatment of the Securities. An alternative characterization of the Securities could materially and adversely affect the tax consequences of ownership and disposition of the Securities, including the timing and character of income recognized. See the section entitled “U.S. Federal Income Tax Consequences — Tax Consequences to U.S. Holders — Securities That We Treat as Prepaid Financial Contracts That Are Not Debt — Consequences if a Security Is Recharacterized as a Debt Instrument” in the accompanying product supplement. In addition, the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. Furthermore, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Securities, possibly with retroactive effect.

Non-U.S. holders. As discussed under “U.S. Federal Income Tax Consequences — Tax Consequences to Non-U.S. Holders — Withholding Under Section 871(m) of the Code” in the accompanying product supplement, Section 871(m) of the Internal Revenue Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax on dividend equivalents paid or deemed paid to non-U.S. holders (as defined in the accompanying product supplement) with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities. Section 871(m) provides certain exceptions to this withholding regime, including for instruments linked to certain broad-based indices that meet requirements set forth in the applicable Treasury regulations, generally as of the first business day of the calendar year in which the relevant issuance is priced. In addition, the Treasury regulations, as modified by an IRS notice, exempt financial instruments issued prior to January 1, 2027 that do not have a “delta” of one. Based on certain determinations made by us, our special tax counsel is of the opinion that these regulations should not apply to the Securities with regard to non-U.S. holders. Our determination is not binding on the IRS, and the IRS may disagree with this determination.

We will not be required to pay any additional amounts with respect to U.S. federal withholding taxes.

You should read the section entitled “U.S. Federal Income Tax Consequences” in the accompanying product supplement. The preceding discussion, when read in combination with that section, constitutes the full opinion of our special tax counsel regarding the material U.S. federal income tax consequences of owning and disposing of the Securities. You should also consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the Securities, including possible alternative treatments, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

For a discussion of certain German tax considerations relating to the Securities, you should refer to the section in the accompanying prospectus supplement entitled “Taxation by Germany of Non-Resident Holders.”

Supplemental Plan of Distribution (Conflicts of Interest)

UBS Financial Services Inc. and its affiliates, and DBSI, acting as agents for Deutsche Bank AG, will receive or allow as a concession or reallowance to other dealers discounts and commissions in the amount indicated on the cover hereof. We will agree that UBS Financial Services Inc. may sell all or part of the Securities that it purchases from us to investors at the price to public indicated on the cover of this pricing supplement, or to its affiliates at the price to public indicated on the cover of this pricing supplement minus a concession not to exceed the discounts and commissions indicated on the cover.

We or our affiliates expect to hedge our exposure from the Securities by entering into equity and equity derivative transactions, such as over-the-counter options, futures or exchange-traded instruments with one or more hedge counterparties, which will include UBS or its affiliates. The discounts and commissions indicated on the cover hereof do not include any profits that UBS, we or any of our or their respective affiliates expect to realize from such hedging activities. See “Selected Risk Considerations” herein for additional considerations relating to hedging activities.

DBSI, one of the agents for this offering, is our affiliate. Because DBSI is both our affiliate and a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”), the underwriting arrangements for this offering must comply with the requirements of FINRA Rule 5121 regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. In accordance with FINRA Rule 5121, DBSI may not make sales in this offering of the Securities to any of its discretionary accounts without the prior written approval of the customer. Please see “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.

Validity of the Securities

In the opinion of Davis Polk & Wardwell LLP, as special United States products counsel to the Issuer, when the Securities offered by this pricing supplement have been issued by the Issuer pursuant to the Indenture, the trustee and/or paying agent has made, in accordance with the instructions from the Issuer, the appropriate entries or notations in its records relating to the master global note that represents such Securities (the “master note”), and such Securities have been delivered against payment as contemplated herein, such Securities will be valid and binding obligations of the Issuer, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith) and possible judicial or regulatory actions or applications giving effect to governmental actions or foreign laws affecting creditors’ rights, provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date hereof and is limited to the laws of the State of New York. Insofar as this opinion involves matters governed by German law, Davis Polk & Wardwell LLP has relied, without independent investigation, on the opinion of Group Legal Services of Deutsche Bank AG, dated April 26, 2024, filed as an exhibit to the opinion of Davis Polk & Wardwell LLP, and this opinion is subject to the same assumptions, qualifications and limitations with respect to such matters as are contained in such opinion of Group Legal Services of Deutsche Bank AG. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the Indenture and the authentication of the master note by the authenticating agent and the validity, binding nature and enforceability of the Indenture with respect to the trustee, all as stated in the opinion of Davis Polk & Wardwell LLP dated April 26, 2024, which has been filed as an exhibit to the Registration Statement referred to above.